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                                                                    EXHIBIT 99.1


                                [THIRD WAVE LOGO]


Contact:
Rod Hise
Manager, Corporate Communications
(608) 663-4010
rhise@twt.com

For Immediate Release

            THIRD WAVE REPORTS IMPROVED RESULTS IN FIRST QUARTER 2003
                      Operating results continue to improve

         MADISON, Wis., April 24, 2003--Third Wave Technologies Inc. (Nasdaq:
TWTI) today reported total revenues of $8.5 million and a net loss of $2.9 million, or ($0.07) per diluted share, for the first quarter ended March 31, 2003. The company had total revenues of $10.1 million and a net loss of $7.3 million, or ($0.19) per diluted share, for the same period of 2002.

         Third Wave's gross margins improved to 64 percent for the quarter ended March 31, 2003, up from 24 percent for the same period of 2002. Total operating expenses decreased to $11.5 million for the first quarter of 2003, from $17.4 million for the same period of 2002. The company's operating loss improved to $3.0 million for the quarter ended March 31, 2003, down from $7.3 million for the same period of 2002.

         Third Wave ended the quarter with a cash balance of $59.3 million.

         "While revenues were down from the first quarter of 2002 due to large shipments that occurred in that quarter, revenues are up over the last several quarters," said Lance Fors, Ph.D., chairman and chief executive officer of Third Wave. "Our restructuring and streamlining efforts are paying off handsomely. We saw operating improvements across the board. Now our focus is on building our clinical molecular diagnostics business. We have our organization in place, we are streamlined to be competitive and responsive, and we believe we have our cash position and cash burn in line to execute our strategy."

CONFERENCE CALL

         Company management will host a conference call on Thursday, April 24, 2003, at 10 a.m. EDT to discuss first-quarter results and ongoing corporate activities. Domestic callers should dial (800) 482-5519 and international callers should dial (303) 224-6999. The access code for both domestic and international callers is 3428034. Please dial in five to 10 minutes prior to the start of conference call. A live webcast and a replay of the



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conference call will be available at www.twt.com. The conference call, webcast and replay are open to all interested parties.

ABOUT THIRD WAVE TECHNOLOGIES

         Third Wave Technologies develops, manufactures and markets genetic analysis products that are accelerating the delivery of personalized medicine. Our patented Invader product platform offers unmatched accuracy, sensitivity, ease of use and cost-effectiveness, making it the ideal solution for genetic analysis across the health care continuum. For more information about Third Wave and its products, please visit the company's website at www.twt.com.

The company's financial results may vary significantly from quarter to quarter due to fluctuations in the demand for the company's products, timing of new product introductions and deliveries made during the quarter, the timing of research, development and grant revenues, and increases in spending, including expenses related to the company's product development and manufacturing capabilities. All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for Third Wave from those projected. Those factors include risks and uncertainties relating to technological approaches of Third Wave and its competitors, product development, manufacturing, market acceptance, cost and pricing of Third Wave products, dependence on collaborative partners and commercial customers, successful performance under collaborative and commercial agreements, competition, the strength of the Third Wave intellectual property, the intellectual property of others and other risk factors identified in the documents Third Wave has filed, or will file, with the Securities and Exchange Commission. Copies of the Third Wave filings with the SEC may be obtained from the SEC Internet site at www.sec.gov. Third Wave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Third Wave's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. Third Wave Technologies, Invader and the Third Wave logo are trademarks of Third Wave Technologies, Inc.

                          -- Financial Tables Follow --


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                          THIRD WAVE TECHNOLOGIES, INC
                             STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                THREE MONTHS ENDED
                                                     MARCH 31,
                                                 2003          2002
                                               --------      --------
Revenues:
  Product                                      $  8,186      $  9,494
  Development                                       250           377
  License & royalty                                  26             0
  Grant                                              30           256
                                               --------      --------
                                                  8,492        10,127
                                               --------      --------

Operating expenses:
  Cost of goods sold
    Product cost of goods sold                    2,713         7,194
    Intangible amortization                         376           483
                                               --------      --------
  Total cost of goods sold                        3,089         7,677

  Research and development                        2,670         4,447
  Selling and marketing                           2,354         2,613
  General and administrative                      3,407         2,711
                                               --------      --------
                                                  8,431         9,771
                                               --------      --------

Total operating expenses                         11,520        17,448
                                               --------      --------

Loss from operations                             (3,028)       (7,321)

Other income (expense):
  Interest Income                                   170           299
  Interest expense                                  (92)         (355)
  Other                                              26            59
                                               --------      --------
                                                    104             3
                                               --------      --------

Net loss                                       ($ 2,924)     ($ 7,318)
                                               ========      ========

Net loss per share - basic and diluted           ($0.07)       ($0.19)

Weighted average shares outstanding, basic
  And diluted                                    39,564        39,380




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                          THIRD WAVE TECHNOLOGIES, INC
                                 BALANCE SHEETS
                                   (UNAUDITED)


                                                                 MARCH 31   DECEMBER 31
                                                                   2003        2002
                                                                 --------   -----------
Assets:
    Cash, cash equivalents, and short-term investments           $59,303     $60,315
    Other current assets                                           4,477       5,531
    Equipment and leasehold improvements, net                     10,333      10,923
    Intangible assets, net of amortization                         6,780       7,156
    Goodwill and indefinite lived intangible assets                1,497       1,497
    Other assets                                                   3,636       3,801
                                                                 -------     -------
      Total assets                                               $86,026     $89,223
                                                                 =======     =======

Liabilities and shareholders' equity
    Accounts payable, accrued expenses and other liabilities     $13,113     $13,462
    Deferred revenue                                                 771         946
    Debt                                                           9,522       9,528
    Shareholders' equity                                          62,620      65,287
                                                                 -------     -------
      Total liabilities and shareholders' equity                 $86,026     $89,223
                                                                 =======     =======